EXHIBIT 23

Rayburn, Betts & Bates, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
5200 Maryland Way, Suite 300
BRENTWOOD, TENNESSEE 37027

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-48007 and Registration Statement No. 333-35256 of Cavalry Bancorp, Inc. on Forms S-8, of our report dated January 30, 2004, appearing in the Annual Report to Shareholders of Cavalry Bancorp, Inc. for the year ended December 31, 2003 incorporated by reference in this Form 10-K.

Brentwood, Tennessee
March 11, 2004